                                                                    EXHIBIT 12.1

               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

APARTMENT INVESTMENT AND MANAGEMENT COMPANY


                                                          HISTORICAL                                   PRO FORMA
                                ------------------------------------------------------------   ----------------------------
                                   NINE MONTHS
                                       ENDED          YEAR ENDED DECEMBER   JANUARY 10, 1994    NINE MONTHS
                                   SEPTEMBER 30,              31,              (INCEPTION)         ENDED       YEAR ENDED
                                --------------------  --------------------       THROUGH       SEPTEMBER 30,  DECEMBER 31,
                                  1997       1996       1996       1995     DECEMBER 31, 1994      1997           1996
                                ---------  ---------  ---------  ---------  -----------------  -------------  -------------
  Income before gain on
    disposition of property,
    extraordinary item and
    minority interests........  $  20,649  $  11,132  $  15,740  $  14,988      $   7,702        $  45,772      $  39,401
  Fixed charges:
    Interest expense..........     33,359     16,775     24,802     13,322          1,576           52,156         57,486
    Capitalized interest......        751        616        821        113             29              751            821
                                ---------  ---------  ---------  ---------        -------      -------------  -------------

      Total fixed charges
        (A)...................     34,110     17,391     25,623     13,435          1,605           52,907         58,307
                                ---------  ---------  ---------  ---------        -------      -------------  -------------
  Earnings before fixed
    charges (1)(B)............  $  54,008  $  27,907  $  40,542  $  28,310      $   9,278        $  97,928      $  96,887
                                ---------  ---------  ---------  ---------        -------      -------------  -------------
                                ---------  ---------  ---------  ---------        -------      -------------  -------------
Ratio of earnings to fixed
 charges (B divided by A).....    1.6:1.0    1.6:1.0    1.6:1.0    2.1:1.0        5.8:1.0          1.9:1.0        1.7:1.0
                                ---------  ---------  ---------  ---------        -------      -------------  -------------
                                ---------  ---------  ---------  ---------        -------      -------------  -------------
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AIMCO PREDECESSORS

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
                                                                                          HISTORICAL
                                                                             -------------------------------------
                                                                                                   YEAR ENDED
                                                                             JANUARY 1, 1994      DECEMBER 31,
                                                                                 THROUGH      --------------------
                                                                              JULY 28, 1994     1993       1992
                                                                             ---------------  ---------  ---------
  Income (loss) before extraordinary item and income taxes.................     $  (1,463)    $     627  $      54
  Fixed charges:
    Interest expense.......................................................         4,214         3,510      2,741
    Capitalized interest...................................................             0             0          0
                                                                                   ------     ---------  ---------
      Total fixed charges (A)..............................................         4,214         3,510      2,741
                                                                                   ------     ---------  ---------
  Earnings before fixed charges (1)(B).....................................     $   2,751     $   4,137  $   2,795
                                                                                   ------     ---------  ---------
                                                                                   ------     ---------  ---------

Ratio of earnings to fixed charges (B divided by A)........................            (2)      1.2:1.0    1.0:1.0
                                                                                   ------     ---------  ---------
                                                                                   ------     ---------  ---------
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---------

(1) Earnings before fixed charges excludes capitalized interest.

(2) Earnings for the period January 1, 1994 through July 28, 1994 were inadequate to cover fixed charges. The deficiency for the period was $1,463.